Exhibit 99.1

Thomas E. L. Dewey (TD-6243)

DEWEY PEGNO & KRAMARSKY LLP

220 East 42nd Street

New York, NY 10017

Phone: (212) 943-9000

Attorneys for Plaintiff

UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK

SYNOVICS PHARMACEUTICALS, INC., Plaintiff, v. NIRMAL MULYE and NOSTRUM PHARMACEUTICALS, INC., Defendants.	____ CIV ____________

COMPLAINT

Plaintiff Synovics Pharmaceuticals, Inc. (“Synovics”), by its undersigned attorneys, for its Complaint against defendants Nirmal Mulye (“Mulye”) and Nostrum Pharmaceuticals, Inc. (“Nostrum”), alleges as follows:

NATURE OF THE ACTION

1.            This is a declaratory judgment and breach of contract action wherein the defendants have breached the express terms of a Settlement Agreement and related Escrow Agreement (the “Agreements”).

2.            The Agreements at issue are the formal expression of a negotiated, global settlement of four prior contested legal proceedings between Synovics on the one hand and Nostrum and/or Mulye on the other. The prior legal proceedings included, among other actions, two consolidated breach of contract suits in this very court before the Honorable Judge Rakoff. Broadly stated, these prior legal proceedings related to disputes between the parties over:

(i) rights to certain intellectual property, pharmaceutical products and money spent on the development of these products; (ii) rights to corporate opportunities allegedly stolen by defendants; and (iii) rights to over 10 million shares of Synovics’ common stock.

3.            The global settlement of these disputes, which was entered on July 31, 2007, resulted in the dismissal of all contested legal proceedings between the parties. The essence of the settlement was straightforward: the contested intellectual property, the products and the corporate opportunities allegedly stolen by the defendants were to be turned over to the defendants while the shares of Synovics’ common stock held by the defendants were to be turned over to Synovics.

4.            Initially, the shares of Synovics’ common stock were placed in escrow with certain conditions to be satisfied before being turned over to Synovics. More specifically, Synovics was required to obtain a release and discharge of certain individual and corporate guarantees that defendants had made on behalf of Synovics with the Bank of India within nine months of the execution of the Agreements and without an uncured event of default on the underlying loan taking place during this period.

5.            Synovics has fully satisfied all terms of the Agreements. Within the nine month period, Synovics caused the Bank of India to release and discharge the individual and corporate guarantees of the defendants as required. The Bank of India has confirmed the release of these guarantees and has also confirmed that Synovics has not been declared in default, much less an uncured default.

6.            Defendants Nostrum and Mulye have breached the Agreements by, among other things, instructing the Escrow Agent not to transfer the shares in escrow and by otherwise interfering with Synovics’ efforts to comply with the Agreements and interfering with Synovics’

other business activities. Anil Anand, Nostrum’s Chief Financial Officer and a confessed felon who has admitted his participation in a separate US$700 million bank fraud, assisted defendants Nostrum and Mulye in this interference.

7.            Defendants, who have accepted the benefits of the Agreements by receiving the rights to intellectual property, products, corporate opportunities allegedly stolen from Synovics, and the full release of their individual and corporate guarantees, now seek to frustrate plaintiff’s ability to obtain the benefit of its bargain by blocking the return of Synovics’ common stock and further by interfering with Synovics’ efforts to finance and refinance its operations. Defendants’ actions constitute a willful breach of both the letter and the spirit of the Agreements.

8.            To remedy this breach, Synovics seeks an order declaring its right to receive all shares of Synovics’ common stock being held in escrow. Synovics also seeks damages resulting from defendants’ baseless objection to the transfer of the escrowed shares and for interfering with Synovics’ efforts to comply with the Agreements and interfering with Synovics’ other business activities.

PARTIES

9.            Plaintiff Synovics, formerly known as Bionutrics, Inc., is a Nevada corporation and a publicly-held, publicly-traded company. Synovics’ principal place of business is at 5360 NW 35th Avenue, Ft. Lauderdale, Florida 33309.

10.          Defendant Mulye is a United States citizen and a resident of New Jersey. Upon information and belief, at all relevant times Mulye was the beneficial owner of all the outstanding capital stock of Nostrum.

11.          Defendant Nostrum is a Delaware corporation, whose principal place of business is at 505 Thornall Street, Edison, New Jersey 08857.

JURISDICTION AND VENUE

12.          This Court has jurisdiction pursuant to 28 U.S.C. § 1332 (a)(1). Synovics is a Nevada company with its principal place of business in Florida. Defendant Nostrum is a Delaware corporation with its principal place of business in New Jersey. Defendant Mulye is a resident of New Jersey. There is complete diversity of citizenship and the amount in controversy is in excess of $75,000 exclusive of interest and costs.

13.          Venue is proper pursuant to 28 U.S.C. §1391(a)(2) in that a substantial part of the events or omissions giving rise to this claim occurred within the district. In addition, the Settlement Agreement between the parties provides that “Any disputes between the parties arising out of this Agreement shall be brought in any state or federal court located in New York, New York.” The Escrow Agreement between the parties also provides that “Any disputes arising under this Agreement or relating to the Deposited Nostrum or Escrow Shares shall be brought in any state or federal court located in New York.”

FACTUAL BACKGROUND

A.                Prior Legal Actions Between the Parties.

14.          Plaintiff Synovics and defendant Nostrum are both in the business of researching, developing, manufacturing, marketing and selling pharmaceutical products.

15.          Beginning in 2005, Synovics and Nostrum developed a working relationship, entered various agreements regarding the development of certain pharmaceutical products, and worked to obtain funding for Synovics. As part of the arrangement between these companies, Nostrum agreed to provide Synovics with the rights to up to twenty (20) pharmaceutical products and, in exchange, Synovics provided Nostrum with well over 10 million shares of Synovics’ stock and over US$ 2 million in cash.

16.          As a further part of this relationship, defendant Mulye, who was the Director of Nostrum and, upon information and belief, at all relevant times the beneficial owner of the majority of Nostrum’s outstanding stock, also served as a member of the board of directors of Synovics from approximately October 1, 2005 to September 21, 2006. Additionally, from approximately October 1, 2005 to January 3, 2007 defendant Mulye served as a Chief Scientific Officer of Synovics.

17.          In 2006, numerous disputes arose between the parties which resulted in Synovics, and/or its subsidiary, filing a number of related, contested proceedings against Nostrum and/or Mulye.

18.          In November of 2006, Synovics filed suit against Nostrum in the United States District Court for the Southern District of New York [06-Civ-13286 (JSR)], and in another case filed in January of 2007, Synovics Laboratories, Inc. (“Synovics Labs”) filed suit against Nostrum in the United States District Court for the Southern District of New York [07 Civ. 303 (JSR)]. These cases, which were consolidated as related matters in this court before the Honorable Judge Rakoff, involved the rights of the parties under a particular License Agreement.

19.          In December of 2006, Synovics filed a Demand for Arbitration before the New York City Office of the American Arbitration Association (AAA Case No. 13-133-Y-02706-02). The Arbitration Demand arose out of a dispute between Synovics and Nostrum regarding certain contractual rights of the parties requiring arbitration.

20.          In March of 2007, Synovics filed another action in the United District Court for the District of New Jersey against Mulye, Anil Anand and Nostrum [(07-1010)(FSH-PS)]. This action, which was brought in New Jersey because of Mr. Anand’s presence as a defendant, sought damages for willful breaches of fiduciary duties owed to Synovics. This lawsuit also sought damages for the theft of valuable corporate opportunities from Synovics by defendants Mulye and Nostrum with the assistance of Mr. Anand, Nostrum’s Chief Financial Officer.

21.          In summary, the prior legal proceedings related to disputes between the parties over: (i) rights to certain intellectual property, products and money spent on the development of these products; (ii) rights to corporate opportunities allegedly stolen by defendants; and (iii) rights to over 10 million shares of Synovics’ common stock.

B.                The Settlement and Escrow Agreement.

22.          Pursuant to a global Settlement Agreement dated July 31, 2007, (the “Settlement Agreement”), Synovics (and its subsidiary Synovics Labs), Nostrum and Mulye settled all of their existing disputes. In accordance with the terms of the Settlement Agreement, all pending federal court actions and the AAA arbitration were dismissed with prejudice. A copy of the Settlement Agreement is attached to the Complaint as Exhibit 1 and its contents are incorporated herein.

23.          The essence of the settlement was straightforward: the contested intellectual property, the products at issue, and the corporate opportunities allegedly stolen by the defendants were to be turned over to the defendants while the shares of Synovics’ common stock held by the defendants were to be turned over to Synovics.

24.          Initially, the shares of Synovics’ common stock were placed in escrow. In order to obtain these shares, Synovics was required to obtain a release and discharge of certain individual and corporate guarantees that defendants had made on behalf of Synovics with the Bank of India within nine (9) months of the execution of the Agreements and without an uncured event of default on the underlying loan taking place during this period.

25.          More specifically, pursuant to paragraph 5 of the Settlement Agreement, Nostrum was to deliver 10,771,000 shares of Synovics’ common stock within its control to an escrow agent located in New York (the “Escrow Agent”). The Escrow Agent was to act in accordance with the terms of an Escrow Agreement dated July 31, 2007 (the “Escrow Agreement”). A copy of the Escrow Agreement is attached to the Complaint as Exhibit 2 and its contents are incorporated herein.

26.          Pursuant to paragraph 5(b) of the Settlement Agreement, the Escrow Agent was to hold in escrow 10,661,000 shares of the Synovics’ common stock delivered to them by Nostrum, for a period of up to nine (9) months from the date of the Settlement Agreement or through April 30, 2008.

27.          Paragraph 5(b) in part further provided as follows:

The Escrow Period shall end earlier than (9) months from the Effective Date [July 31, 2007] in the event that the guarantees of Dr. Mulye and Nostrum to BOI [Bank of India] are extinguished through refinancing or through any other arrangement during such period. Upon this event all Escrowed Shares shall be transferred by the Escrow Agent to Synovics free and clear of all claims by Nostrum, or Dr. Mulye, or their affiliates.

Similar language is found in paragraph 6 of the Settlement Agreement and in paragraph 3(c) of the Escrow Agreement.

28.          The “guarantees of Dr. Mulye and Nostrum to BOI” referenced in the preceding paragraph pertained to a corporate guarantee executed by Nostrum on or about May 22, 2006 extending to the Bank of India (the “Corporate Guarantee”), and an individual guarantee executed by Mulye on or about May 22, 2006, also extending to the Bank of India (“Individual Guarantee”). In addition, the defendants also executed an undertaking dated May 22, 2006 extending to the Bank of India (the “Undertaking”). The Corporate Guarantee, the Individual

Guarantee and the Undertaking were all provided to the Bank of India in conjunction with a Credit Agreement dated May 22, 2006, whereby the Bank of India extended to Synovics a credit facility in the amount of $10,500,000 (the “Credit Agreement”).

29.          Under the Settlement Agreement and the Escrow Agreement, if Synovics was unable to cause the Bank of India to release or extinguish the Individual Guarantee, the Corporate Guarantee and the Undertaking within the nine month period, then certain shares would be returned to Nostrum. In addition, Nostrum would receive certain shares in the event a default occurred on the Credit Agreement that was not cured within sixty (60) days. Under the Settlement Agreement, Nostrum and Mulye were required to make their reasonable best efforts to cooperate with Synovics in extinguishing the Bank of India guarantees and in curing any default on the Credit Agreement.

30.          Pursuant to Paragraph 6 of the Settlement Agreement, during the period the Escrow Agent held Synovics’ shares in escrow, Synovics was free to obtain financing and refinancing “without any restrictions, limitations or interference from Nostrum, Dr. Mulye or their agents.” Additionally, pursuant to Paragraph 7 of the Settlement Agreement, the defendants and their agents were to have no unauthorized contacts with any of Synovics’ existing or potential lenders for any purpose relating to Synovics.

C.               Synovics has Fully Performed under the Agreements.

31.          On or before the expiration of the nine month period, Synovics caused the Bank of India to extinguish the Corporate Guarantee, the Individual Guarantee and the Undertaking as required under the Agreements. By letters dated April 28, 2008, the Bank of India provided defendants Nostrum and Mulye with notice that the Corporate Guarantee, Individual Guarantee and Undertaking had been terminated, released, discharged, discontinued and voided in all respects. A copy of the Bank of India’s April 28, 2008 letters are attached to the Complaint as Exhibit 3 and its contents are incorporated herein.

32.          On April 29, 2008, and in accordance with the provisions of the Settlement and Escrow Agreements, Synovics provided a letter and certificate to the Escrow Agent, Nostrum and its attorney, Carlton Asher, confirming that the Bank of India had permanently released and discharged Nostrum and Mulye from the Corporate Guarantee and Individual Guarantees and the Undertaking. This letter also instructed the Escrow Agent to release the shares of Synovics’ common stock being held in escrow free and clear of all claims by Nostrum or Mulye or their affiliates in accordance with expressed terms of the Settlement and Escrow Agreements. A copy of this April 29, 2008 letter and certificate are attached to the Complaint as Exhibit 4 and its contents are incorporated herein.

33.          At no time prior to the termination, release and discharge of the Corporate Guarantee, the Individual Guarantee and the Undertaking was Synovics in default of the Credit Agreement, nor had an uncured event of default occurred, nor had the Bank of India ever declared Synovics in default.

34.          Synovics has fully performed all of its other obligations in accordance with terms of both the Settlement Agreement and the Escrow Agreement and at no time was Synovics in breach of either of these contracts.

D.                Defendants Mulye and Nostrum have Breached the Agreements.

35.          Defendants Nostrum and Mulye do not deny that the Individual Guarantee, the Corporate Guarantee and the Undertaking have been discharged by the Bank of India within the nine month escrow period. Yet, after receiving Synovics’ April 29, 2008 letter instructing the Escrow Agent to release the shares to Synovics, Nostrum’s counsel advised the Escrow Agent that the demand was “contractually invalid and of no force and affect and should be disregarded by your firm as Escrow Agent in all respects.”

36.          Defendants have blocked the release of the escrowed shares to Synovics claiming, without foundation, that there was a default on the Credit Agreement. By letter dated March 26, 2008, G. Ranganathan, a Bank of India vice president and the person principally responsible for administering the Credit Agreement, “acknowledged and agreed” that Synovics “is not and has not been in default under the Agreement . . . and that all required payments have been made by the Company [Synovics].” A copy of this March 26, 2008 letter is attached to the Complaint as Exhibit 5 and its contents are incorporated herein. As the Bank of India has confirmed in writing, there has never been a default on the Synovics loan, much less notice of default to Synovics and an opportunity and failure to cure within sixty (60) days.

37.          As a result of having received the April 29, 2008, notification from Nostrum’s counsel objecting to the release of escrowed shares to Synovics, the Escrow Agent has indicated he will take no further action without the consent of Synovics and Nostrum or until directed otherwise by a court of competent jurisdiction.

38.          Defendants’ actions in blocking the return of shares to Synovics are in breach of the express terms of the Settlement Agreement and the Escrow Agreement.

39.          Moreover, defendants Nostrum and Mulye have breached their duty to cooperate with Synovics in Synovics’ efforts to release the guarantees and to cure any default. On information and belief, Nostrum and Mulye have had numerous contacts, including personal meetings, with representatives of the Bank of India in New York urging the Bank of India to put Synovics in default despite the Bank of India’s expressed desire not to do so. On information and belief, Nostrum and Mulye have also sent numerous e-mails and have had numerous other contacts with officials in the Bank of India’s Head Office in India seeking to put Synovics in default, criticizing the managers in Bank of India’s New York office, and seeking to override or reverse decisions made regarding Synovics by these New York bank officials.

40.          On information and belief, Anil Anand assisted defendants Nostrum and Mulye in the interference with the Bank of India. On information and belief, Mr. Anand’s participation includes, but is not limited to, meetings with representatives of the Bank of India in New York to urge the Bank to put Synovics in default despite the Bank of India’s expressed desire not to do so.

41.          Upon information and belief, the defendants, directly or through their agents, have breached the express provisions of Paragraphs 6 and 7 of the Settlement Agreement, more particularly described in paragraph 30 herein, as well as the implied provisions, by interfering with Synovics’ efforts to obtain financing and/or refinancing and otherwise interfering with Synovics’ business activities.

COUNT ONE

(Declaratory Judgment)

42.          Plaintiff alleges and incorporates by reference the foregoing paragraphs 1 through 41 of the Complaint.

43.          The defendants’ refusal to consent to the Escrow Agent releasing the escrowed shares of Synovics’ stock and the Escrow Agent’s decision to not do so without the consent of Synovics and Nostrum or until a court has indicated it is proper, constitutes a justiciable controversy regarding the rights and obligations of the parties under the Settlement Agreement requiring the Court’s intervention.

44.          Accordingly, plaintiff requests that the Court declare the following:

(a)	plaintiff has fully performed all of its obligations under the Settlement Agreement and the Escrow Agreement;
(b)	at no time prior to April 30, 2008 has the Bank of India declared Synovics in default of the Credit Agreement;
(c)	there never was a default by Synovics on the Bank of India Credit Agreement nor a notice of default and an opportunity and failure to cure within sixty (60) days;
(d)	the defendants are required to instruct the Escrow Agent to immediately transfer the Synovics’ shares in escrow to
Synovics.

COUNT TWO

(Breach of Contract)

45.          Plaintiff alleges and incorporates by reference the foregoing paragraphs 1 through 44 of this Complaint.

46.          By virtue of having obtained the timely termination, release, discharge and voiding of the Corporate Guarantee, the Individual Guarantee and the Undertaking before April 30, 2008, Synovics has complied with the express terms of the Settlement Agreement and Escrow Agreement. In addition, Synovics has otherwise fully performed any and all of its other obligations pertaining to these agreements.

47.          Defendants’ actions in refusing to consent to the Escrow Agent’s release of the escrowed shares to Synovics and their actions in interfering with the Bank of India and other third parties from whom Synovics has sought financing and other Synovics’ business activities, constitute a breach of both the Settlement Agreement and Escrow Agreement.

48.          Defendants’ breach of the Settlement Agreement and Escrow Agreement has resulted in Synovics being damaged in that the escrowed shares are continuing to be held by the

Escrow Agent rather than being delivered to Synovics and the delay in transferring these shares to Synovics causes economic harm, including but not limited to, damage to Synovics’ efforts to secure additional financing and refinancing.

COUNT THREE

(Breach of the Covenant of Good Faith and Fair Dealing)

49.          Synovics alleges and incorporates by reference the foregoing paragraphs 1 through 48 of this Complaint.

50.          Defendants Nostrum and Mulye owed Synovics a duty of good faith and fair dealing implied in every contract.

51.          Defendants Nostrum and Mulye deliberately and knowingly breached this duty by, among other things, wrongfully urging the Bank of India to declare Synovics in default under the Credit Agreement, despite the Bank of India’s expressed desire not to do so.

52.          As a result of defendants’ breach of the covenant of good faith and fair dealing, Synovics has suffered damages.

RELIEF REQUESTED

WHEREFORE, Synovics requests judgment against Nostrum Pharmaceuticals and Nirmal Mulye, jointly and severally, for breach of contract and accordingly seeks the following:

(a)	an Order of the Court directing the defendants to instruct the Escrow Agent to immediately deliver to Synovics all of the shares of
Synovics’ stock currently held in escrow including all dividends, distributions, products and proceeds thereof except dividends and distributions payable in cash;
(b)	an award of damages resulting from the breach of contract in an amount to be determined by the Court relating to harm caused to
Synovics, including but not limited to harm caused from the delay in return of Synovics’ shares held in escrow and/or interference with the Bank of India and/or Synovics’ efforts to obtain financing and refinancing and/or interference with Synovics’ other business activities;

(c)	an award of damages resulting from the breach of the covenant of good faith and fair dealing in an amount to be determined by the
Court;
(d)	all costs, including but not limited, reasonable attorney fees, service of process and filing fees, to which Synovics is entitled by law; and
(e)	any other relief to which plaintiff Synovics is entitled by law or contract.

Dated: June 27, 2008

Respectfully submitted,

DEWEY PEGNO & KRAMARSKY LLP

By:  /s/ Thomas Dewey

Thomas Dewey, Esq. (TD-6243)

220 East 42nd Street

New York, NY 10017

Phone: (212) 943-9000

Attorneys for Plaintiff

OF COUNSEL:

BAACH ROBINSON & LEWIS PLLC

Dwight P. Bostwick, Esq.

Alan B. Croft, Esq.

1201 F Street, NW, Suite 500

Washington, DC 20004

Phone: (202) 833-8900

EXHIBIT 1

                              SETTLEMENT AGREEMENT

This Settlement  Agreement (the "Agreement") is entered into as of July 31, 2007
(the "Effective  Date"),  by and among Synovics  Pharmaceuticals,  Inc. ("SPI"),
Synovics Laboratories, Inc. ("Synovics Labs" and together with SPI, "Synovics"),
Nostrum  Pharmaceuticals,  Inc.  ("Nostrum"),  and  Nirmal  Mulye,  Ph.D.  ("Dr.
Mulye").

In resolution of all actual and potential  disputes  between the parties to this
Agreement  through and including the Effective Date, and in consideration of the representations  and mutual promises  hereinafter set forth, the following terms are agreed as of the execution of this Agreement:

1.  The parties  shall  dismiss and  discontinue,  with  prejudice,  all pending actions and proceedings  between  Synovics and Nostrum,  including,  without limitation,  the federal  district  court  actions  pending in the  Southern
    District  of New York (06 Civ.  13286  (JSR);  07 Civ.  303  (JSR))  and the
    District of New Jersey  (07-1010  (FSH-PS)  and the  arbitration  before the
    American Arbitration  Association (AAA Case No.  13-133-Y-02706-06  02) (the
    "AAA Arbitration").  Upon execution of this Agreement,  Synovics shall enter into  a  separate  agreement  with  Anil  Anand  ("Anand")  providing  for a settlement  and release of all claims  between  them.  Synovics  and Nostrum shall each bear one-half of the  arbitrators'  fees and the other awarded or billed costs of pre-hearing conferences in the AAA Arbitration. Stipulations providing for such dismissals,  fully executed by counsel for the parties to such  actions  and  proceedings,  shall be  delivered  at the  Closing  (the
    "Closing")  which will take place at the offices of Carlton R.  Asher,  Jr.,
    Esq., New York,  New York on August 1, 2007,  commencing at 11:00 a.m. or at such other place and time as the parties may mutually determine.

2.  (a) All pre-settlement agreements between Synovics (or its subsidiaries) and
    Nostrum  (or Dr. Mulye)  shall  be terminated including, without limitation, the Technology License Agreement and any amendments thereto ("TLA") and  the
    ANDA Ownership Transfer and Product License Agreement relating to  Metformin
    (the "Metformin  Agreement"). To  the  extent  held  by  Synovics  or  their subsidiaries, the ownership and other rights with respect  to  all  products under the TLA and the Metformin Agreement (and all  formulations,  processes and other technology, approvals,  applications, and  records related to  the development and commercialization of the products) shall be, and are  hereby transferred, assigned and returned to Nostrum, free and clear of all  claims by Synovics or their subsidiaries and Nostrum shall have the right hereafter to develop, manufacture and otherwise commercialize the  products.  Synovics shall  be  free to explore and enter into any financial arrangements without regard  to  any  restrictions or  limitations  under  the TLA (including its amendments)  or  otherwise. Notwithstanding the provisions of this paragraph
    to   the   contrary,  the  indemnification  and  confidentiality  provisions contained in the TLA and the Metformin Agreement and the provisions  of  the
    Stock Purchase Agreements

    between Synovics and Nostrum (the "Stock Purchase  Agreements") shall remain in full  force and effect in  accordance  with  their  terms and  conditions except  to the  extent  that  they  have  been  amended  or  limited  by the provisions of this Agreement.

    (b) Synovics  shall  promptly  return  to  Nostrum,  in  "as  is" condition,
    Nostrum's fluid air mill  and  all  tooling,  punches,  dies  and  API  that
    Synovics or its subsidiaries have in their  possession,  custody  or control which they originally received from Nostrum. Nostrum shall pay or  reimburse
    Synovics for their reasonable out of pocket expenses incurred  in  returning such equipment and other property to Nostrum.

    (c) In substantially the same words as  used  in  this  paragraph,  Synovics shall  deliver to Nostrum at  the  Closing  (i)  a  bill  of  sale  for  the
    Abbreviated  New Drug Application with respect to Metformin Extended Release
    500mg  tablets (the "Metformin Product") No. 076756 and all supplements  and
    amendments   thereto  as  of  the  date  of  Closing (the "ANDA"), any other regulatory  approvals issued to or for the benefit of Synovics by any  other
    regulatory   authority,  including licenses  and permits, if any, related to the Metformin  Product and Synovics' correspondence file with the  Food  and
    Drug  Administration ("FDA") relating to  the  ANDA,  executed  by  Synovics
    Labs;  (ii) an assignment agreement for the assignment of the right,  to the extent  held by Synovics, to make,  have made,  use, import, offer for sale, market  and sell the Metformin Product, executed by Synovics Labs; and (iii)
    a  letter  from  Synovics   Labs  addressed  to  FDA  informing FDA that the
    registration  for the Metformin Product has been transferred  from  Synovics to Nostrum.  After Closing, Synovics shall file the information required  of a former  owner of such registration, and Nostrum shall file the information required  of a new owner, each at Nostrum's  expense. Synovics  and  Nostrum further  agree to cooperate with  each other  in  order  to  effectuate  the foregoing transfer of such registration.

3.  Synovics shall not seek the return from Nostrum of any of the US$2.0 million or more paid under the TLA or the Metformin Agreement, and Nostrum shall not seek reimbursement from Synovics for  any invoices it  has  paid  under  any agreements with Synovics  (or  its subsidiaries). In addition, Nostrum shall be  responsible  for  any  outstanding  invoices  or claims  by Enem Nostrum
    Remedies Pvt.  Ltd.  ("Enem")  or  any  Nostrum  affiliate  excluding NexGen
    (although Synovics does not acknowledge any  responsibility  of  payment  to
    NexGen, and Nostrum disclaims affiliation with NexGen) as well  as any legal bills from  the Scully Scott law firm insofar as those bills  relate to work performed under the TLA, the Metformin Agreement or to any Nostrum products.

4.  The  parties  mutually release  and discharge any and all prior, existing or potential claims, contracts, judgments, rights, rights  of  action or causes of  action arising  from  or  relating  to  any transactions  or occurrences through  the  date  of  this  Agreement which Synovics and Nostrum and their respective officers, directors,

                                       2

    employees,  agents, parents,  subsidiaries and affiliates (excluding NexGen;
    SEE  [paragraph] 3, SUPRA) may have against one another  provided,  however, that these provisions do not release, terminate or discharge: (a) any rights or obligations  arising under the provisions of this  Agreement,  the escrow agreement referred to below, the Stock Purchase Agreements as may be amended to the extent  necessary to accommodate the terms of said escrow  agreement, and any related agreements necessary to effectuate this settlement;  (b) any indemnity  obligations arising under contract, by law, statute or common law based on claims  asserted by third  parties  other than third  party  claims referenced in paragraph 3 and (c) the confidentiality  obligations set forth in the TLA and the Metformin  Agreement in  accordance  with their terms and conditions. In addition,  Nostrum and Mulye shall retain all of their rights of subrogation in respect of any undischarged  obligations  under their Bank of India  ("BOI")  guarantees.  At the Closing,  Synovics  shall  deliver to
    Nostrum releases from Synovics' Kirk and AndaPharm  subsidiaries,  Ronald H.
    Lane, Ph.D. and Steven Getraer in  substantially  the same form as Synovics'
    release contained in this paragraph 4, and Nostrum shall deliver to Synovics releases from Enem, Nostrum Laboratories Inc. and Anand in substantially the same form as Nostrum's release contained in this paragraph 4.

5.  (a) As part of the settlement provided for hereunder, Nostrum  shall deliver at the Closing its certificates for 10,771,000  shares  of  Synovics  common stock ("Common Stock") to Beigelman, Feldman &  Associates, P.C.  as  escrow agent  (the "Escrow Agent") pursuant to that certain Escrow Agreement  ("the
    Escrow Agreement") between  and  among  Escrow  Agent, Synovics  and Nostrum dated as of the Effective Date. Synovics shall promptly (i) reregister, upon the Escrow Agent's request, 10,000 of such shares into the name of  Margo R.
    Cohen ("Cohen Shares"), 100,000 of  such  shares into the name of  Ramesh S.
    Akella ("Akella Shares") and 10,661,000 of such  shares  into  the  name  of
    Nostrum (the "Nostrum Shares"), and (ii) deliver the  certificates  for  the
    Cohen and Akella Shares to  Carlton R.  Asher,  Jr.,  Esq.,  110  East  59th
    Street,  Suite  2900,  New  York,  New  York  10022, for transmittal to such registered owners, and the certificate  for the Nostrum Shares to the Escrow
    Agent, 100 Wall Street, 23rd Floor, New York, New York 10005.

    (b) The Nostrum Shares, together with all dividends, distributions, products and proceeds thereof (except dividends  and  distributions payable  in  cash which are to be paid to Nostrum), shall be held  in  escrow  by  the  Escrow
    Agent pursuant to the Escrow Agreement for a period (the "Escrow Period") of up to nine  (9)  months  from  the  Effective  Date,  to  be  determined  in accordance with the provisions of  this  paragraph  5(b)  and  paragraphs  6 and 7. (To the extent that the Nostrum Shares are held in escrow pursuant to the  Escrow  Agreement,  such  shares,  and  all  dividends,  distributions, products and proceeds thereof (except dividends and distributions payable in cash), are hereinafter referred to as the  "Escrowed  Shares").  The  Escrow
    Period  shall end  earlier  than  nine (9) months from the Effective Date in the  event  that  the  guarantees  of  Dr.  Mulye  and  Nostrum to  BOI  are extinguished  through  refinancing  of  through any other arrangement during

                                       3

    such period.  Upon  this  event,  all  Escrowed  Shares immediately shall be transferred by the Escrow Agent to Synovics free and clear of all claims  by
    Nostrum, or Dr. Mulye, or their affiliates.

6.  At all times from July 31, 2007 until the end of the Escrow Period, Synovics shall  be  free  to  obtain any financing,  including  but  not  limited  to refinancing  of  existing  debt,  without  any  restrictions, limitations or interference  from  Nostrum,  Dr.  Mulye or their agents. During  the Escrow
    Period, Synovics shall be obligated to  use  its reasonable best  efforts to obtain from BOI a full release and discharge of the unconditional guarantees that  Nostrum  and  Dr.  Mulye  delivered to BOI in connection with the Kirk
    financing  in  May 2006.  If  and  to   the   extent  that  BOI  permanently
    releases and discharges Nostrum and Dr. Mulye during the Escrow Period  from their  obligations to  pay  BOI  all or a specified amount of the underlying obligations under  the  BOI  credit  facility,  the  Escrow  Agent shall  be instructed by Synovics to deliver a  proportionate  amount  of the  Escrowed
    Shares to Synovics or its designee, free and clear of all claims by  Nostrum or Dr. Mulye  or  their affiliates. During  the Escrow Period, the  Escrowed
    Shares shall not be  voted,  exchanged or  sold by either party (and neither
    Nostrum nor Dr. Mulye shall call for a shareholder  meeting or seek to do so at any time after July 31, 2007 until the expiration of the Escrow  Period.)
    Notwithstanding  any provision of this paragraph or the Escrow  Agreement to the  contrary,  during the Escrow  Period,  Nostrum  may vote any  remaining
    Escrowed Shares regarding a proposed sale of substantially  all of Synovics'
    assets, or a proposed merger,  consolidation or other  significant  proposed corporate  reorganization  or capital  reclassification  in connection  with which  the  Nostrum  and  Mulye  guarantees  to BOI  are  not  released  and discharged,  but only to the  extent  that any of the  foregoing  events are presented  by the  Synovics  Board  of  Directors  to its  shareholders.  In addition,  notwithstanding  any  provision  of this  paragraph or the Escrow
    Agreement to the contrary,  during the Escrow Period, any remaining Escrowed
    Shares shall be  exchangeable  or  transferable in connection with corporate reorganizations and other transactions  effecting all of the stockholders in the same manner as any other shares of Synovics' Common Stock.

7.  Upon the expiration of nine (9) months from the Effective Date any remaining
    Escrowed Shares shall forthwith be  transferred  to Nostrum or its designee, free and clear of all claims by Synovics, BOI or the Escrow  Agent.  In  the event  that  a  default  with BOI is not  cured within sixty (60) days, upon instruction  by  Nostrum any  remaining  Escrowed  Shares shall forthwith be transferred to Nostrum or its designee,  free  and  clear  of  all claims by
    Synovics or the Escrow Agent; provided,  however,  that  during  the  Escrow
    Period Nostrum  and Dr. Mulye shall make their reasonable best efforts, upon written  request  of  Synovics  (and  at  Synovics' reasonable expense),  to cooperate with Synovics  (but without  incurring  any  financial,  legal  or credit  obligation  on  the  part  of Nostrum or Dr. Mulye) in extinguishing their unconditional guarantees to  BOI under the  Synovics' credit  facility with  BOI  and  in  curing any defaults under Synovics' credit facility with
    BOI. Except for Bank of India and any other institution with  which  Nostrum
    or

                                       4

    Dr. Mulye maintains a bona fide credit or financial  relationship  (and only to the extent any such contact relates to such bona fide credit or financial relationship),  Nostrum  and Dr.  Mulye  (and  their  agents)  shall have no unauthorized  contact with any of Synovics' existing or potential lenders or financiers  (identified  to them in  writing by  Synovics  prior to any such
    contact)  for  any  purpose  relating  to  Synovics  or  its   subsidiaries.
    Furthermore,  the  parties  agree  that  either  party  may be  entitled  to immediate  injunctive  relief in the event that the other party breaches any of the provisions of this paragraph.

8.  In the event at any time during the Escrow Period Synovics issues additional shares of its  Common  Stock or  securities  convertible,  exchangeable,  or excercisable  into  shares of its  Common  Stock or other  rights to acquire shares  of its  Common  Stock  which  would  cause  the  Escrowed  Shares to represent less than 32% of the outstanding  shares of Synovics' Common Stock on a fully  diluted  basis,  then if the  Escrowed  Shares are  released  to
    Nostrum,  Synovics  will  issue  to  Nostrum  at the  time of  such  release additional  shares of its Common  Stock (the  "Additional  Shares")  without consideration  by Nostrum such that the Escrowed  shares  together  with the
    Additional  Shares  will  represent  on a  fully  diluted  basis  32% of the outstanding  shares of Synovics'  Common Stock;  provided,  however,  if the shares of Synovics'  Common Stock to be released to Nostrum upon  expiration of the Escrow  Period  represent  less than all of the  Escrowed  Shares the number of  Additional  Shares to be  issued to  Nostrum  shall be a pro rata portion of the  Additional  Shares equal to the total  number of  Additional
    Shares  multiplied  by a fraction,  the  numerator of which is the number of
    Escrowed  Shares  released  to Nostrum and the  denominator  of which is the total number of Escrowed  Shares.  The parties hereby  acknowledge and agree that Nostrum shall not by reason of its  acquisition  of  Additional  Shares hereunder  constitute  an  "Acquisition  Person"  within the meaning of that certain Rights  Agreement  between  Synovics and Continental  Stock Transfer
    & Trust Company dated as of September 8, 2006.

9.  This   Agreement  will  constitute  the  legally   binding  and  enforceable
    obligations  of   the   parties  hereto;   provided,  however,  the  parties
    acknowledge  and  agree  that  the   agreements  specified  herein  will  be
    incorporated  in  definitive documentation; provided, further, however, that
    this  Agreement  will  constitute   the   legally  binding  and  enforceable
    obligations of the parties hereto notwithstanding any failure of the parties hereto  to execute and deliver definitive  documentation.  The  parties  and their affiliates and agents agree to work to complete the transactions above in an expeditious manner.

10. This Agreement shall be governed by and construed and enforced in accordance with the law excluding the conflict of laws rules of the State of New York.

11. Any disputes between the parties arising out of this Agreement or the Escrow
    Agreement  shall  be  brought  in  any state or federal court located in New
    York, New York.

                                       5

12. This Agreement may be executed in  any  number of counterparts and exchanged via facsimile.

    The parties have executed and delivered  this Agreement as of the date first hereinabove written.

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Ronald Lane                   Date: July 31, 2007
   ----------------------------

Name: Ronald Howard Lane
   ----------------------------

Title: CEO
   ----------------------------

SYNOVICS LABORATORIES, INC.

By: /s/ Ronald Lane                   Date: July 31, 2007
   ----------------------------

Name: Ronald Howard Lane
   ----------------------------

Title: President
   ----------------------------

NOSTRUM PHARMACEUTICALS, INC.

By: /s/ Nirmal Mulye                  Date: July 31, 2007
   ----------------------------

Name: Nirmal Mulye
   ----------------------------

Title: President
   ----------------------------

      /s/ Nirmal Mulye
   ----------------------------
         NIRMAL MULYE, Ph.D.          Date: July 31, 2007

                                       6

EXHIBIT 2

ESCROW AGREEMENT

          This Agreement (the “Agreement”) dated as of July 31, 2007, by and between Nostrum Pharmaceuticals, Inc., (“Nostrum”) a Delaware corporation whose address is 505 Thornall Street, Suite 304, Edison, NJ 08837, and Synovics Pharmaceuticals, Inc., (“Synovics”) a Nevada corporation whose address is 2575 East Camelback Road, Suite 450, Phoenix, Arizona 85016 (Nostrum and Synovics hereinafter collectively referred to as the “Parties”):

          WHEREAS, the Parties have entered into a settlement agreement dated as of July 31, 2007 (the “Settlement Agreement”) regulating, among other things, the disbursement of certain shares of the common stock of Synovics of which Nostrum is the record owner; and

          WHEREAS, the Parties desire for the above-referenced shares to be held and disbursed by Beigelman, Feldman & Associates, P.C. (the “Escrow Agent”) in accordance with the provisions of this Agreement.

          NOW THEREFORE, in consideration of the covenants hereinafter set forth the parties agree as follows:

1. Appointment of Escrow Agent. The Parties hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Deposit of 10,771,000 Shares. At the Closing (the “Closing”), which shall take place at the offices of Carlton R. Asher, Jr., Esq., New York, New York on August 1, 2007, commencing at 11:00 a.m., or at such other place and time as the Parties and the Escrow Agent may mutually determine, Nostrum shall deliver to the Escrow Agent its certificates for 10,771,000 shares of Synovics common stock (the “Deposited Shares”) to be held and disbursed subject to the terms and conditions of this Agreement.

3. Duties of Escrow Agent.

          a. The Escrow Agent shall promptly deliver upon receipt the stock certificates for the Deposited Shares to Synovics and/or its transfer agent and arrange for reregistration of the Deposited Shares, as follows: 10,000 of such shares, in the name of Margo R. Cohen (“Cohen Shares”), 100,000 of such shares, in the name of Ramesh S. Akella (“Akella Shares”) and 10,661,000 of such shares, in the name of Nostrum (the “Nostrum Shares”) and for transmittal of the certificates for the Cohen and Akella Shares to Carlton R. Asher, Jr., Esq., 110 East 59th Street, Suite 2900, New York, New York 10022, and the certificate for the Nostrum Shares to the Escrow Agent.

          b. The Nostrum Shares, together with all dividends, distributions, products and proceeds thereof (except dividends and distributions payable in cash which are to be paid to Nostrum), shall be held in escrow by the Escrow Agent pursuant to the provisions of this Agreement. To the extent that the Nostrum Shares are held in escrow pursuant to this Agreement, such shares, and all dividends, distributions, products and proceeds thereof (except dividends and distributions payable in cash), are hereinafter referred to as the “Escrow Shares.”

          c. The Escrow Agent shall hold the Escrow Shares, or any portion thereof remaining, until the earliest of:

                    (i) Close of business on May 1, 2008, at which time the Escrow Agent shall release to Nostrum all remaining Escrow Shares unless a then pending objection has been raised as provided for under either paragraph 3(c)(iii) or (iv) of this Agreement in which case the Escrowed Shares subject to such objection shall be held by the Escrow Agent until the objection has been resolved; or

                    (ii) the first business day following receipt by the Escrow Agent, Nostrum and Nirmal Mulye, Ph.D. (“Mulye”) of certificates addressed to each of them duly executed and acknowledged before a notary public by an authorized officer of Synovics in form substantially identical to the language contained in this subparagraph (ii) (the “Certificate”) representing and warranting to the Escrow Agent, Nostrum and Mulye as follows:

          (A) the Corporate Guaranty and Individual Guaranty given by Nostrum and Mulye, respectively, to Bank of India, New York Branch (the “Bank” or “Bank of India”), both dated as of May 22, 2006, and the Undertaking given by Nostrum and Mulye to the Bank, and acknowledged by Synovics, dated May 22, 2006 (collectively, the “Loan Guarantees”) have each been terminated, released, discharged, discontinued and voided in all respects as of the date of the Certificate;

          (B) the Bank has duly executed and acknowledged before a notary public by an authorized officer of the Bank and delivered to Nostrum and Mulye a valid and enforceable release, a true and correct copy of which is annexed to the Certificate, effective as of the date of the Certificate (the “Release”), terminating, releasing, discharging, discontinuing and voiding in all respects the Loan Guarantees and any and all obligations thereunder; and

          (C) Proof of delivery to the Escrow Agent by the Bank of India or Synovics that the Bank officer who executed the Release has personally advised Nostrum and Mulye, in writing that he or she has executed the Release as a duly authorized officer of the Bank, in which case the Escrow Agent shall release to Synovics all remaining Escrow Shares as instructed by Synovics in such letter of instruction; or

2

                    (iii) the third business day following the Escrow Agent’s receipt of (A) an original letter of instruction (a copy of which shall be contemporaneously delivered to Nostrum) signed and acknowledged before a notary public by a duly authorized officer of Synovics, (B) written evidence of the voiding, in part, of the guarantees of Nostrum and Mulye to the Bank of India under the Loan Guarantees, (C) Synovics’ written calculation of the proportionate amount of the remaining guarantees and the proportionate amount of the Escrow Shares to be released to Synovics and (D) proof of delivery to Nostrum and Mulye of copies of such letter, written evidence and written calculation, in which case the Escrow Agent shall release to Synovics the proportion of the remaining Escrow Shares as instructed by Synovics in such letter, with respect to which Escrow Shares the Escrow Agent has not received from Nostrum within three (3) business days following the Escrow Agent’s receipt of the documents referred to in clauses (A) through (D) above a written notice from Nostrum certifying its objection to the release of such Escrow Shares stating in reasonable detail the basis for such objection. If the Escrow Agent has received Nostrum’s certified objection (as set forth in this subparagraph) to the release of Escrow Shares directed by Synovics, and such objection disputes the release of only a portion of the Escrow Shares which Synovics has directed to be released, then the Escrow Agent shall immediately release to Synovics those Escrow Shares the release of which is undisputed by Nostrum; or

                    (iv) the third business day following the Escrow Agent’s receipt of (A) an original letter of instruction (a copy of which shall be contemporaneously delivered to Synovics) signed and acknowledged before a notary public by a duly authorized officer of Nostrum, (B) written evidence that a default has occurred with regard to Synovics’ Bank of India loan which Nostrum and Mulye have guaranteed, with a certificate that such default with Bank of India has not been cured within sixty (60) days of the default, and (C) proof of delivery to Synovics of copies of such letter and written evidence, in which case the Escrow Agent shall release to Nostrum all remaining Escrow Shares for which the Escrow Agent has not received from Synovics within three (3) business days following the Escrow Agent’s receipt of the documents referred to in clauses (A) through (C) above a written notice from Synovics certifying its objection to the release of such Escrow Shares stating in reasonable detail the basis for such objection; or

                    (v) the Escrow Agent has received a copy of an order of a court of competent jurisdiction directing the release of the Escrow Shares therein designated, in which case the Escrow Shares shall be disbursed in accordance with the provisions of such order; or

                    (vi) the Escrow Agent has received a joint letter of instruction signed and notarized by Synovics and Nostrum, in which case the Escrow Shares shall be disbursed in accordance with the instructions in such letter.

3

          d. The Escrow Agent, by signing this Agreement, agrees to act with respect to the Escrow Shares in accordance with the terms hereof. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and it shall not be subject to, or obliged to recognize, any other agreement between, or direction or instruction of, any or all of the Parties hereto even though reference thereto may be made herein; provided, however, with the written consent of the Escrow Agent this Agreement may be amended at any time or times by an instrument in writing signed by all of the Parties. In the event that the Escrow Agent shall be uncertain as to its duties or rights under the escrow provisions herein or shall receive instructions, claims or demands from any Party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the Parties hereto or by a final judgment of a court of competent jurisdiction. At its option, the Escrow Agent may deposit the Escrow Shares or any portion thereof remaining with a court of competent jurisdiction pending the decision of the court upon whose decision the Escrow Agent is entitled to rely. The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, written instructions given by all of the Parties hereto, or the final judgment of a court of competent jurisdiction.

          e. The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the Parties or by any other person, firm or corporation, except only such notices or instructions as are hereinabove provided for or are signed by all of the Parties or their legal representatives and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing including, but not limited to, Mark L. Beigelman, Esq., is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the Parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated. The Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with counsel of its own choice including, but not limited to, Mark L. Beigelman, Esq., and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel. Such counsel shall be paid in accordance with such counsel’s usual billing practices with any payments therefor made by Escrow Agent being deemed an expense of Escrow Agent pursuant to Paragraph 5.

4

          f. Escrow Agent’s duties are ministerial in nature and Escrow Agent shall not incur any liability whatsoever except for willful misconduct or gross negligence. The Escrow Agent shall also be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.

          g. The Parties each hereby agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all claims, loss, damage, tax, liability and/or expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance or appointment as Escrow Agent hereunder or the performance of its duties hereunder, except as caused by its gross negligence or willful misconduct, including the legal costs, fees and expenses of defending itself against any claim by any or all of the Parties to this Agreement and/or by any other person and/or as a result of the Escrow Agent’s taking any action or refraining from taking any action or instituting or defending any action or legal proceeding.

          h. Upon delivery of the Escrow Shares by Escrow Agent in accordance with the terms of this Paragraph 3, Escrow Agent shall be discharged and released from any and all further liability hereunder.

4. Rights of Nostrum in Escrow Shares.

          a. Subject to the terms of the Settlement Agreement, during the Escrow Period (as defined in the Settlement Agreement), the Escrow Shares shall not be voted, exchanged or sold by either Party or the Escrow Agent (and neither Nostrum nor Mulye shall call for a shareholder meeting or seek to do so at any time after July 31, 2007 until the expiration of the Escrow Period.) Notwithstanding any provision of this Escrow Agreement or the Settlement Agreement to the contrary, during the Escrow Period, Nostrum may vote any of the remaining Escrow Shares regarding a proposed sale of substantially all of Synovics’ assets, or a proposed merger, consolidation or other significant proposed corporate reorganization or capital reclassification in connection with which the Nostrum and Mulye guarantees to Bank of India are not released and discharged, but only to the extent that any of the foregoing events are presented by the Synovics Board of Directors to its shareholders. In addition, notwithstanding any provision of this paragraph or the Settlement Agreement to the contrary, during the Escrow Period, any remaining Escrow Shares shall be exchangeable or transferable in connection with corporate reorganizations and other transactions effecting all of the stockholders in the same manner as any other shares of Synovics’ Common Stock.

          b. During the Escrow Period, all dividends or other distributions payable in cash with respect to the Escrow Shares shall be paid to Nostrum but all dividends or other distributions payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with

5

the terms hereof. As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

          c. During the Escrow Period, no sale, transfer or other disposition may be made by Nostrum of any or all of the Escrow Shares unless disbursed by the Escrow Agent prior to the expiration of the Escrow Period pursuant to the terms of this Agreement.

5. Notices. Any notice, counter-notice of objection, demand or other communication, and all required copies thereof, which any party hereto is required or permitted to give hereunder to Escrow Agent and/or any of the other Parties hereto, shall be in writing and shall be given by hand delivery, faxed or sent by reputable national overnight delivery service (with evidence of appropriate confirmation of receipt in each instance) to the appropriate address set forth below (or to such other address as may have theretofore been substituted therefor by written notice). For all purposes hereof, any notice shall be deemed to have been duly given when delivered in such manner the business day after it has been sent:

If to Nostrum:
Nostrum Pharmaceuticals, Inc.
505 Thornall Street
Edison, New Jersey 08837
Fax: 732-635-0042

With a copy to:
Carlton R. Asher, Jr., Esq.
Law Offices of Carlton R. Asher, Jr.
110 East 59th Street, Suite 2900
New York, New York 10022
Fax: 212-223-4912

If to Synovics:
2575 East Camelback Road
Suite 450
Phoenix, Arizona 85016
Fax: 602 508-0115

With a copy to:
Robert Steven Brown, Esq.
Reitler, Brown & Rosenblatt, LLP
800 Third Avenue
21st Floor
New York, New York 10022
Fax: 212- 371-5500

6

If to Escrow Agent:
Mark L. Beigelman, Esq.
Jayson R. Mallie, Esq.
Beigelman, Feldman & Associates P.C.
100 Wall Street, 23rd Floor
New York, NY 10005
Fax: 212-230-1090

Copies of all notices, counter-notices of objection, demands or other communications shall be sent to the Escrow Agent.

6. Expenses. The Escrow Agent shall charge a fee of $2,500 for services rendered hereunder, which shall be paid to Beigelman, Feldman & Associates, P.C. at the closing hereof. The expenses of the Escrow Agent incurred pursuant hereto, including reasonable attorneys’ fees, shall be borne fully by the Parties, jointly and severally, and shall be paid promptly upon receipt of a bill therefor. Notwithstanding anything to the contrary stated or implied herein, the Escrow Agent shall not be required to initiate or defend any legal proceedings which may be instituted against it in respect of the subject matter of this escrow. If it does elect to act, it will do so only if it is indemnified to its satisfaction against the cost and expense of such initiation or defense.

7. Resignation and Discharge of Escrow Agent.

          a. The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the Parties at their respective addresses set forth herein, at least thirty (30) days prior to the date specified for such resignation to take effect (the “Resignation Date”), and upon the effective date of such resignation, property then held by the Escrow Agent hereunder shall be delivered by it to the successor Escrow Agent, if any, appointed by written agreement of all of the Parties hereto or as provided herein, whereupon all the Escrow Agent’s obligations hereunder shall cease and terminate. If no such successor Escrow Agent shall have been appointed by the Resignation Date, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate at and as of the Resignation Date. The Escrow Agent’s sole responsibility thereafter shall be to keep safely all property then held by it and to deliver the same to a successor Escrow Agent or other person appointed or designated in writing by all of the Parties or in accordance with a final order or judgment of a court of competent jurisdiction.

          b. Within twenty-five (25) days of the receipt of notice from the Escrow Agent specified in Subparagraph 7(a), the Parties agree to appoint a successor Escrow Agent, which shall be a bank with trust powers or a law firm or a firm of independent certified public accountants which is reasonably acceptable to the Parties. If a successor Escrow Agent has not been appointed by the Parties by the end of the twenty-five (25) day period, any one of the Parties or Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow

7

Agent, and the costs, expenses and reasonable attorneys’ fees which such party or Escrow Agent incurs in connection with such a proceeding will be paid equally by the Parties.

          c. The Escrow agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by both Nostrum and Synovics jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in subsection 7(a) hereof.

8. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the signatories hereto and their respective heirs, executors, administrators, successors and assigns.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

10. Dispute Resolution. Any disputes arising under this Agreement or relating to the Deposited, Nostrum or Escrow Shares shall be brought in any state or federal court located in New York.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Electronic Signatures. The Parties and the Escrow Agent agree that signed copies of this Agreement may be exchanged by the Parties and the Escrow Agent electronically and that such copies shall be valid and enforceable.

          IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above mentioned.

NOSTRUM PHARMACEUTICALS, INC.		SYNOVICS PHARMACEUTICALS, INC.

By:	/s/ Nirmal Mulye	By:	/s/ Ronald Lane

Ronald Howard Lane
CEO

Escrow Agent:

BEIGELMAN FELDMAN & ASSOCIATES, P.C.

By:	/s/ Mark Beigelman

Mark L. Beigelman

8

EXHIBIT 3

SWIFT: BKIDUS33	BANK OF INDIA	NEW YORK BRANCH
Email: boiny@usa.net Web: www.boiusa.com TEL: (212) 753-6100 FAX: (212) 319-6347 / 980-0052	The Guiding Star	277 PARK AVENUE NEW YORK, N.Y. 10172-0083 REF: NY/AR/119 DATE: April 28, 2008

Dr. Nirmal Mulye
President
Nostrum Pharmaceuticals, Inc.
10 Erin Court
Kendall Park, NJ 08824

Dear Sirs

Re:	Release of Personal & Corporate guaranty,
and undertaking given for the credit facilities
of M/S Synovics Pharmaceuticals, Inc

          Please see the attached Release of the Corporate and Personal Guaranty given by Nostrum Pharmaceuticals, Inc., (“Nostrum”) and Nirmal Mulye, Ph.D. (“Dr. Mulye”), respectively, to the Bank of India, New York Branch (“BOI” or “Bank of India”) both dated as of May 22, 2006, and the Undertaking given by Nostrum and Mulye to BOI, and acknowledged by Synovics, dated May 22, 2006 (collectively the May 22, 2006 Loan Guarantees”). I confirm that this release has been duly executed and that I have executed it in my capacity as a duly authorized officer of the Bank of India.

Yours truly,

A Rangananthan Vice President (Credits)

Attachment: Release letters
CC:	Synovics Pharmaceuticals, Inc. 5360 NW 35th Avenue Ft. Lauderdale, FL 33309

SWIFT: BKIDUS33	BANK OF INDIA	NEW YORK BRANCH
Email: boiny@usa.net Web: www.boiusa.com TEL: (212) 753-6100 FAX: (212) 319-6347 / 980-0052	The Guiding Star	277 PARK AVENUE NEW YORK, N.Y. 10172-0083 REF: NY/AR/116 DATE: April 28, 2008

The President
Nostrum Pharmaceuticals, Inc
10 Erin Court
Kendall Park, NJ 08824

Dear Sirs

Re:	Release of your Corporate Guaranty
Given for the credit facilities of
M/S Synovics Pharmaceuticals, Inc

             We refer to the Corporate Guaranty dated May 22, 2006 executed by you in a sum of USD 10,500,000 to secure the credit facilities extended to M/S Synovics Pharmaceuticals, Inc. (Synovics), by Bank of India, New York Branch.

2. Synovics has requested to release your guarantee vide its letter dated April 28, 2008 and Bank has accepted the request of Synovics. Accordingly we advise you as under:

We hereby certify that the Corporate Guaranty of Nostrum Pharmaceuticals, Inc., to the credit facilities of Synovics is released from all its obligations under the Corporate Guaranty dated May 22, 2006. The term release hereinabove stated would also mean that the Corporate Guaranty of Nostrum Pharmaceuticals, Inc., to Synovics Pharmaceuticals, Inc is terminated, discharged, discontinued and voided in all respects.

3.This letter is issued at the request of the borrower company M/S Synovics Pharmaceuticals, Inc.

             Thanking you,

Yours truly

A.Rangananthan Vice President (Credits)

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the 28th day of April in the year 2008 before me, the undersigned a notary public in and for said state, personally appeared A.Ranganathan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President (credit), Bank of India, New York Branch, and that his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and office of
Individual taking acknowledgement

APPEN P. MENON Notary Public, State of New York No. 02ME4941486 Qualified in Nassau County Commission Expires August 15, 2010

SWIFT: BKIDUS33	BANK OF INDIA	NEW YORK BRANCH
Email: boiny@usa.net	The Guiding Star	277 PARK AVENUE
Web: www.boiusa.com		NEW YORK, N.Y. 10172-0083
TEL: (212) 753-6100
FAX: (212) 319-6347 / 980-0052		REF: NY/AR/117

DATE: April 28, 2008

Dr.Nirmal Mulye
10 Erin Court
Kendall Park, NJ 08824

Dear Sirs

Re:	Release of your Personal Guaranty
Given for the credit facilities of
M/S Synovics Pharmaceuticals, Inc

          We refer to the Personal Guaranty dated May 22, 2006 executed by you in a sum of USD 10,500,000 to secure the credit facilities extended to M/S Synovics Pharmaceuticals, Inc. (Synovics), by Bank of India, New York Branch.

2. Synovics has requested to release your guarantee vide its letter dated April 28, 2008 and Bank has accepted the request of Synovics. Accordingly we advise you as under:

We hereby certify that your Personal Guaranty to the credit facilities of Synovics is released from all its obligations under the Personal Guaranty dated May 22, 2006. The term release hereinabove stated would also mean that your Personal Guaranty to Synovics Pharmaceuticals, Inc is terminated, discharged, discontinued and voided in all respects.

3. This letter is issued at the request of the borrower company M/S Synovics Pharmaceuticals, Inc.

          Thanking you,

Yours truly

A.Ranganathan
Vice President(Credits)

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the 28th day of April in the year 2008 before me, the undersigned a notary public in and for said state, personally appeared A.Ranganathan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President (credit), Bank of India, New York Branch, and that his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and office of
Individual taking acknowledgement

APPEN P. MENON
Notary Public, State of New York
No. 02ME4941486
Qualified in Nassau County
Commission Expires August 15, 2010

SWIFT: BKIDUS33 Email: boiny@usa.net Web: www.boiusa.com TEL: (212) 753-6100 FAX: (212) 319-6347 / 980-0052	BANK OF INDIA The Guiding Star	NEW YORK BRANCH 277 PARK AVENUE NEW YORK, N.Y. 10172-0083 REF: NY/AR/118 DATE: April 28, 2008

Dr.Nirmal Mulye
President
Nostrum Pharmaceuticals, Inc.
10 Erin Court
Kendall Park, NJ 08824

Dear Sirs

Re:	Release of undertaking given for the credit facilities of M/S Synovics Pharmaceuticals, Inc

             We refer to the Undertaking dated May 22, 2006 given personally by your self and on behalf of the M/S Nostrum Pharmaceuticals, Inc to secure the credit facilities extended to M/S Synovics Pharmaceuticals, Inc. (Synovics), by Bank of India, New York Branch.

2. Synovics has requested to release the said Undertaking vide its letter dated April 28, 2008 and Bank has accepted the request of Synovics. Accordingly we advise you as under:

We hereby certify that the Undertaking given by yourself and by Nostrum Pharmaceuticals, Inc., for the credit facilities of Synovics is released from all its obligations under the Undertaking dated May 22, 2006. The term release hereinabove stated would also mean that the said Undertaking is terminated, discharged, discontinued and voided in all respects.

3. This letter is issued at the request of the borrower company M/S Synovics Pharmaceuticals, Inc.

             Thanking you,

Yours truly

A.Ranganathan
Vice President(Credits)

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the 28th day of April in the year 2008 before me, the undersigned a notary public in and for said state, personally appeared A.Ranganathan, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity as Vice President (credit), Bank of India, New York Branch, and that his signature in the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Signature and office of
Individual taking acknowledgement

APPEN P. MENON
Notary Public, State of New York
No. 02ME4941486
Qualified In Nassau County
Commission Expires August 15, 2010

EXHIBIT 4

April 29, 2008

Via Hand Delivery and Facsimile to:
Mark L. Beigelman, Esq.
Jayson R. Mallie, Esq.
Beigelman, Feldman & Associates P.C.
100 Wall Street, 23rd Floor
New York, NY 10005
Fax: 212 230-1090

Via facsimile and Federal Express Overnight to:
Nostrum Pharmaceuticals, Inc.
505 Thornall Street
Edison, New Jersey 08837
Fax: 732 635-0042
Attention: Nirmal Mulye Ph.D.

Via Hand Delivery and Facsimile to:
Carlton R. Asher, Jr., Esq.
Law Offices of Carlton R. Asher, Jr.
110 East 59th Street
New York, NY 10022
Facsimile: 212 223-4912

Gentlemen:

          The enclosed “Certificate” serves as Synovics’ representation that BOI has permanently released and discharged Nostrum and Dr. Mulye from the unconditional guarantees that Nostrum and Dr. Mulye delivered to the Bank of India in May of 2006. The Certificate and this letter also constitutes Synovics’ instruction to the Escrow Agent to release all 10,661,000 shares of Synovics common stock being held by the Escrow Agent to Synovics free and clear of all claims by Nostrum or Dr. Mulye or their affiliates in accordance with paragraph 3(c)(ii) of the Escrow Agreement and paragraph 6 of the Settlement Agreement.

5360 NW 35th Avenue, Ft. Lauderdale, Florida 33309 • Tel 954 653 4590 • Fax 954 653 0607

          Please be advised that Synovics Pharmaceuticals, Inc. has changed its address. Therefore, any notice, counter-notice of objection, demand or other communication and all required copies thereof should be sent to the following addresses:

If to Synovics:	Synovics Pharmaceuticals, Inc. 5360 NW 35th Avenue Ft. Lauderdale, Florida 33309

With a copy to:	Reitler Brown & Rosenblatt LLC 800 Third Avenue, 21st Floor New York, New York 10022 Attn: Robert S. Brown, Esq.

Sincerely,

Ronald H. Lane, Ph.D.
Synovics Pharmaceuticals, Inc.

CERTIFICATE IN SUPPORT OF RELEASE OF ESCROWEDSHARES

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

          RONALD HOWARD LANE, Ph.D., being duly sworn, declares as follows under penalty of perjury:

          1. I am an officer of Synovics Pharmaceuticals, Inc. (“Synovics”) and I am authorized to make this Certificate.

          2. I have personal knowledge of the certifications, representations and facts set forth herein, each of which are truthful and accurate.

          3. On July 31, 2007, a Settlement Agreement (the “Settlement Agreement”) was entered into by and among Synovics Pharmaceuticals, Inc., Synovics Laboratories, Inc., Nostrum Pharmaceuticals, Inc., (“Nostrum”), and Nirmal Mulye, Ph.D. (“Dr. Mulye”).

          4. Also on July 31, 2007, Synovics and Nostrum entered into an Escrow Agreement (the “Escrow Agreement”). Pursuant to the Escrow Agreement, Beigelman, Feldman & Associates, P.C. was appointed as the Escrow Agent.

          5. Pursuant to the Settlement Agreement and the Escrow Agreement, Nostrum delivered 10,771,000 shares of Synovics common stock to the Escrow Agent. Of these shares, 10,661,000 shares of Synovics common stock are currently being held by the Escrow Agent (the “Escrow Shares”).

          6. Under paragraph 6 of the Settlement Agreement, if and to the extent that the Bank of India releases and discharges Nostrum and Dr. Mulye from the unconditional guarantees that Nostrum and Dr. Mulye delivered to BOI in May of 2006, “the Escrow Agent shall be instructed by Synovics to deliver a proportionate amount of the Escrowed Shares to Synovics or its designee, free and clear of all claims by Nostrum or Dr. Mulye or their affiliates.”

          7. Consistent with the Settlement Agreement, the Escrow Agreement provides a procedure for Synovics to instruct the Escrow Agent to deliver the Escrowed Shares to Synovics in the event that the Bank of India releases and discharges Nostrum and Dr. Mulye from the unconditional guarantees that Nostrum and Dr. Mulye delivered to the Bank of India in May of 2006. In particular, paragraph 3(c)(ii) of the Escrow Agreement provides that the Escrow Agent shall release to Synovics the Escrow Shares “the first business day following receipt by the Escrow Agent, Nostrum and [Dr.] Mulye of certificates addressed to each of them duly executed and acknowledged before a notary public by an authorized officer of Synovics in form substantially identical to the language contained in [paragraph 3(c)(ii)]”.

          8. Consistent with paragraph 3(c)(ii) of the Escrow Agreement, and in form substantially identical to the language contained in that subparagraph, I hereby represent and warrant on behalf of Synovics that the Corporate Guaranty and Individual Guaranty given by Nostrum and Mulye, respectively, to Bank of India, New York Branch, both dated as of May 22, 2006, and the Undertaking given by Nostrum and Mulye to the Bank, and acknowledged by Synovics, dated May 22, 2006 (collectively, the “May 22, 2006 Loan Guarantees”) have each been terminated, released, discharged, discontinued and voided in all respects on or before the date of this Certificate.

          9. Consistent with paragraph 3(c)(ii) of the Escrow Agreement, and in form substantially identical to the language contained in that subparagraph, I further represent and warrant on behalf of Synovics that the Bank of India has duly executed and acknowledged before a notary public by an authorized officer of the Bank and delivered to Nostrum and Mulye a valid and enforceable release, a true and correct copy of which is annexed to this Certificate, effective on or before the date of this Certificate (the “Release”), terminating, releasing, discharging, discontinuing, and voiding in all respects the May 22, 2006 Loan Guarantees and any and all obligations there under.

          10. Consistent with paragraph 3(c)(ii) of the Escrow Agreement, and in form substantially identical to the language contained in that subparagraph, I further represent and warrant on behalf of Synovics that the Bank officer who executed the Release has personally advised Nostrum and Mulye, in writing that he has executed the Release as a duly authorized officer of the Bank.

Date: April 29, 2008
Ronald Howard Lane, Ph.D.
Synovics Pharmaceuticals, Inc.

Sworn to before me this 29 day of April 2008

IMTIAZ ZAINULE
NOTARY PUBLIC, STATE OF NEWYORK
No. 01ZAB121711
QUALIFIED IN KINGS COUNTY
MY COMMISSION EXPIRES JAN. 24, 2009

Notary Public

My Commission Expires: 01/24/09

PROOF OF DELIVERY

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

          RONALD HOWARD LANE, being duly sworn, deposes and says:

          On April 29, 2008, I had hand-delivered and sent via facsimile the annexed letter and attached Certificate dated April 29, 2008 (“Letter”) to: Beigelman, Feldman & Associates P.C., Attn: Mark L. Beigelman, Esq. and Jayson R. Mallie, Esq., 100 Wall Street, 23rd Floor, New York, New York 10005 and also to: Carlton R. Asher, Jr., Esq., 110 East 59th Street, Suite 2900, New York, New York, 10022. Further, I delivered the same documents to Nostrum Pharmaceuticals, Inc., 505 Thornall Street, #304, Edison, New Jersey, 08837 in a properly sealed envelope with an air bill properly addressed as aforesaid, into the custody of Federal Express, an overnight delivery service, marked for overnight delivery, prior to the latest time designated by Federal Express for overnight delivery. Additionally, copies of the letter were sent via facsimile to Nostrum Pharmaceuticals, Inc.

Ronald Howard Lane, Ph.D. Synovics Pharmaceutical, Inc.

Sworn to before me this 29th day of April 2008.

IMTIAZ ZAINULE NOTARY PUBLIC, STATE OF NEW YORK No. 01ZA6121711 QUALIFIED IN KINGS COUNTY MY COMMISSION EXPIRES JAN. 24, 2009

Notary Public

My Commission Expires: 01/24/09

EXHIBIT 5

March 26, 2008

Bank of India, New York Branch
277 Park Avenue
New York, New York 10172

Attention:	Mr. A. Ranganathan
Vice President

Ladies and Gentlemen:

          Axiom Capital Management, Harry Singh, and Ron Lane held a meeting with BOI on March 12, 2008 to discuss the current the relationship of Synovics Pharmaceuticals, Inc. (the “Company”) with Bank Of India, New York Branch (“BOI”), the Company’s current plans of recapitalization, and the status of the Company’s loan obligations to BOI (reference is made to the Credit Agreement – together with the related documents, the “Agreement” – dated as of May 22, 2006, between and the Company and BOI).

          This letter is intended to summarize, evidence and memorialize understandings of the Company and BOI.

          A summary of this meeting is as follows: In our conversation it was indicated that BOI had completed its review and was recommending our candidate to serve as the guarantor under the Agreement in replacement of Nostrum and Nirmal Mulye. BOI would be forwarding this information to the appropriate BOI officials in India to finalize the approval process. You expect the approval process to last between two and three weeks.

          BOI also requested that our forthcoming payments be divided into two parts, the initial part being the payment of interest and the second part being the payment of principal. Based upon our prior discussions and per your request, BOI agreed to modifications as to the timing of the acceptance of funds as payments under the Agreement and the effective modification of the Agreement in such regard, and that the timing of such payments would not be viewed by BOI to be a “Default” under Section 8 of the Agreement or otherwise under the Agreement. Accordingly, BOI agrees that the Company is not and has not been in default under the Agreement and that on-going discussions as to the timing of the various interested and principal payments have now been completed; and that all required payments have been made by the Company.

SYNOVICS PHARMACEUTICALS, INC.

By:

Ronald H. Lane, Ph.D.
Chairman of the Board of Directors and Chief Executive Officer

ACKNOWLEDGED AND AGREED TO:

BANK OF INDIA, NEW YORK BRANCH

By:

Name: A. RANGANATHAN
Title: VICE PRESIDENT